UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 9, 2009, Depomed, Inc. (the “Company”) received a Paragraph IV Certification Notice in accordance with 21 U.S.C. § 355(j)(5)(B) from Lupin Limited (“Lupin”) advising the Company of the filing of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of GLUMETZA® (metformin hydrochloride extended release tablets), 500 mg and 1000 mg.

Lupin’s certification notice sets forth allegations that U.S. Patent Nos. 6,340,475; 6,488,962; 6,635,280; and 6,723,340; each of which is listed in the Patent and Exclusivity Information Addendum of the FDA’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”), are invalid and/or will not be infringed by Lupin’s commercial manufacture, use or sale of the drug products described in Lupin’s ANDA.

U.S. Patent No. 6,340,475 will expire in 2016, U.S. Patent No. 6,488,962 will expire in 2020, U.S. Patent No. 6,635,280 will expire in 2016 and U.S. Patent No. 6,723,340 will expire in 2021.

The Company is evaluating the Paragraph IV Certification Notice received from Lupin.  The Company has 45 days to commence a patent infringement lawsuit against Lupin that would automatically stay, or bar, the FDA from approving Lupin’s ANDA for 30 months or until a district court decision that is adverse to the Company, whichever is earlier.

On November 10, 2009, the Company issued a press release announcing its receipt of the Paragraph IV Certification Notice from Lupin.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1	Depomed, Inc. Press Release issued on November 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: November 10, 2009	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Depomed, Inc. Press Release issued on November 10, 2009